INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2006 with respect to financial statements of Petrol Oil and Gas, Inc. for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Weaver & Martin

Weaver & Martin LLC

Kansas City, Missouri

October 31, 2006